DAVIDSON & COMPANY LLP		A Partnership of Incorporated Professionals
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of American Uranium Corporation of our report dated June 20, 2008 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

“DAVIDSON & COMPANY LLP”
Vancouver, Canada	Chartered Accountants
August 1, 2008

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172